                                                              EXHIBIT (a)(1)(C)

                         NOTICE OF GUARANTEED DELIVERY
                                      for
                       Tender of Shares of Common Stock
          (Including the Associated Preferred Stock Purchase Rights)
                                      of
                         KLLM Transport Services, Inc.
                                      to
                             Low Acquisition, Inc.
                        Wholly-owned by Robert E. Low,
                   (Not to be Used for Signature Guarantees)

 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
          TIME ON TUESDAY, MAY 9, 2000, UNLESS THE OFFER IS EXTENDED


   This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates representing shares of common stock, par value $1.00 per share (the "Common Stock") of KLLM Transport Services, Inc., a Delaware corporation (the "Company"), including the associated rights to purchase preferred stock (the "Rights"), issued pursuant to the Stockholder Protection Rights Agreement dated as of February 13, 1997 (the "Rights Agreement") between the Company and KeyCorp Shareholder Services, Inc. (the Common Stock and the Rights together are referred to herein as the "Shares") are not immediately available, if the procedure for book-entry transfer cannot be completed prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase), or if time will not permit all required documents to reach the Depositary prior to the Expiration Date. This Notice may be delivered by hand, transmitted by facsimile transmission or mailed to the Depositary. See Section 3 of the Offer to Purchase.

                       The Depositary for the Offer is:

                           Wilmington Trust Company

              By Mail:

                                          By Hand/Overnight Courier:

     Corporate Trust Operations            Wilmington Trust Company
      Wilmington Trust Company          1105 North Market Street, First
         Rodney Square North                         Floor
      1100 North Market Street               Wilmington, DE 19801
      Wilmington, DE 19890-0001        Attn: Corporate Trust Operations

                   By Facsimile Transmission: (302) 651-1079
                       (For Eligible Institutions Only)
                Confirm Facsimile by Telephone: (302) 651-8869

   DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

   This Notice is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

   The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

                                  (a)(1)(C)-1

Ladies and Gentlemen:

   The undersigned hereby tenders to Low Acquisition, Inc., a Delaware corporation ("Purchaser"), upon the terms and subject to the conditions set forth in Purchaser's Offer to Purchase dated April 12, 2000 and the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares set forth below of Common Stock, par value $1.00 per share (the "Shares"), of KLLM Transport Services, Inc., a Delaware corporation, pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

 Number of Shares: _________________________________________________________
 Certificate Nos. (if available): __________________________________________
 ___________________________________________________________________________
 Check box if Shares will be tendered by book-entry transfer: [_]
 Account Number: ___________________________________________________________
 Dated: ______________________, 2000
 Name(s) of Record Holder(s) (please print):
 ___________________________________________________________________________
 ___________________________________________________________________________
 Address(es): ______________________________________________________________
 ___________________________________________________________________________
 ___________________________________________________________________________
                                                        Zip Code
 Area Code and Tel. No.:
 ___________________________________________________________________________
 ___________________________________________________________________________
 Signature(s): _____________________________________________________________
 ___________________________________________________________________________


                                  (a)(1)(C)-2

                THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED

                                   GUARANTEE
                   (Not to Be Used for Signature Guarantees)

   The undersigned, an Eligible Institution (as defined in Section 3 of the Offer to Purchase), hereby guarantees to deliver to the Depositary either certificates representing the Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined in the Offer to Purchase), in each case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase), and any other documents required by the Letter of Transmittal, within three Nasdaq Stock Market trading days after the date hereof.

Name of Firm: _______________________    _____________________________________
Address: ____________________________            Authorized Signature
_____________________________________    _____________________________________
                             Zip Code                Please Print
Area Code and Tel. No.:  ____________    _____________________________________
                                         Dated: ________________________, 2000


NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES
      SHOULD BE SENT ONLY WITH YOUR LETTER OF TRANSMITTAL.


                                  (a)(1)(C)-3